JP REALTY, INC.

                            ARTICLES SUPPLEMENTARY

                                320,000 SHARES

             8.75% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK


     JP Realty, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Charter of the Corporation, the Board of Directors has duly divided and classified 320,000 shares of the Common Stock, par value $.0001 per share of the Corporation into a series designated as "8.75% Series C Cumulative Preferred Stock, par value $.0001 per share" of the Corporation and has provided for the issuance of such series.

     SECOND: The reclassification increases the number of shares classified as 8.75% Series C Cumulative Preferred Stock from no shares immediately prior to the reclassification to 320,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Common Stock from 117,430,000 shares immediately prior to the reclassification to 117,110,000 shares immediately after the reclassification.

     THIRD: Subject in all cases to the ownership limitation provisions of Article NINTH of the Charter of the Corporation, the following is a description of the terms of the 8.75 % Series C Cumulative Preferred Stock as set by the Board of Directors, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption:

     Section 1. DESIGNATION AND NUMBER. A series of Preferred Stock, designated the "8.75% Series C Cumulative Redeemable Preferred Stock" (the "SERIES C PREFERRED STOCK") is hereby established. The number of shares of Series C Preferred Stock shall be 320,000.

     Section 2. RANK. The Series C Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series C Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of these Articles Supplementary, the term "PARITY PREFERRED STOCK" shall be used to refer to the 8.95% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share, the 8.75% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share and any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series C Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require. The term "equity securities" does not include debt securities, which will rank senior to the Series C Preferred Stock prior to conversion.

     Section 3. DISTRIBUTIONS. (a) PAYMENT OF DISTRIBUTIONS. For purposes of these Articles Supplementary, the following terms shall have the meanings set forth herein: (i) "LIQUIDATION PREFERENCE" shall mean, with respect to the Series C Preferred Stock, $25.00 per share of Series C Preferred Stock, plus the amount of any accumulated and unpaid Series C Priority Return (as hereinafter defined) with respect to such share, whether or not declared, to the date of payment and (ii) "Series C PRIORITY RETURN" shall mean an amount

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equal to 8.75% per annum of the Liquidation Preference per share  of  Series  C
Preferred Stock, commencing on the date of issuance of such share of Series C Preferred Stock, determined on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed on any Series C Preferred
Stock Distribution Payment Date.   Subject  to  the rights of holders of Parity
Preferred Stock as to the payment of distributions, holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the
payment  of  distributions, the Series C Priority Return.   Such  distributions
shall be cumulative, shall accrue from the original date of issuance of the Series C Preferred Stock and will be payable (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the last day of each calendar quarter) in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2000 and,
(B) in the event of a redemption, on the redemption date (each a "SERIES C PREFERRED STOCK DISTRIBUTION PAYMENT DATE"). If any Series C Preferred Stock Distribution Payment Date is not a Business Day (as defined herein), then payment of the distribution to be made on such date shall be made on the Business Day immediately preceding such Series C Preferred Stock Distribution Payment Date in each case with the same force and effect as if made on such
date.   Distributions  on  the  Series  C Preferred Stock will be made  to  the holders of record of the Series C Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall in no event exceed 15 Business Days Prior to the relevant Series C Preferred Stock Distribution Payment Date (each a "DISTRIBUTION RECORD DATE").

     The term "BUSINESS DAY" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

     (b)   PROHIBITION  ON  DISTRIBUTIONS.   No  distributions  on   Series   C
Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at any such time as the terms and provisions of any agreement of the Corporation including any agreement relating to indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

     (c) DISTRIBUTIONS CUMULATIVE. Distributions on the Series C Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series C Preferred Stock will accumulate as of the Series C Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series C Preferred Stock Distribution Payment Date to holders of record of the Series C Preferred Stock on the record date fixed by the Board of Directors which date shall not be more than 15 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

     (d) PRIORITY AS TO DISTRIBUTIONS. (i) So long as any Series C Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding-up of the Partnership to the Series C Preferred Stock (such Common Stock or other junior stock, collectively, "JUNIOR STOCK"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Stock, any Parity Preferred Stock or any Junior Stock, unless, in each case, all distributions accumulated on all Series C Preferred Stock and all classes and series of outstanding Parity Preferred Stock have been paid in full. The foregoing sentence shall not

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prohibit (i)  distributions payable solely in Junior Stock, (ii) the conversion of Series C Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series C Preferred Stock as to distributions, and (iii) purchase by the Corporation of such Series C Preferred Stock, Parity Preferred Stock or Junior Stock pursuant to Article NINTH of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

           (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Stock, all distributions authorized and declared on the Series C Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series C Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series C Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

     (e) If, for any taxable year, the Corporation elects to designate as "capital gain distributions" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section (the "CODE")) any portion (the "CAPITAL GAINS AMOUNT") of the total distributions (as determined for federal income tax purposes paid or made available for the year to holders of all classes of capital stock (the "TOTAL DISTRIBUTIONS")), then the portion of the Capital Gains Amount that shall be allocable to holders of Series C Preferred Stock shall be in the same proportion that the Total Distributions paid or made available to the holders of Series C Preferred Stock for the year bears to the Total Distributions.

     (f) NO FURTHER RIGHTS. Holders of Series C Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

     Section 4. LIQUIDATION PREFERENCE. (a) PAYMENT OF LIQUIDATING DISTRIBUTIONS. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series C Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the Liquidation Preference per share of Series C Preferred Stock. If upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series C Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series C Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

     (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by

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first class mail, postage prepaid, not less  than  30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

     (c) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

     (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

     Section 5. OPTIONAL REDEMPTION. (a) RIGHT OF OPTIONAL REDEMPTION. The Series C Preferred Stock may not be redeemed prior to May 1, 2005. On or after such date, the Corporation shall have the right to redeem the Series C Preferred Stock, in whole (but not in part), at any time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Liquidation Preference
(the "SERIES C REDEMPTION PRICE").

     (b) LIMITATION ON REDEMPTION. The redemption price of the Series C Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of equity securities of the Corporation and from no other source.

     (c)   PROCEDURES  FOR  REDEMPTION.   (i)  Notice  of  redemption  will  be
(i) faxed, and (ii) mailed by the Corporation, postage prepaid not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series C Preferred Stock to be redeemed, (iv) the place or places where such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series C Preferred Stock. If fewer than all of the shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

           (ii) If the Corporation gives a notice of redemption in respect of Series C Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed funds sufficient to pay the applicable Series C Redemption Price, and will give irrevocable instructions and authority to pay such Series C Redemption Price to the holders of the Series C Preferred Stock upon surrender of the certificate evidencing the Series C Preferred Stock by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Stock called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any

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interest or other payment  in  respect  of any such delay) except that, if such
Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series C Redemption Price or any accumulated or unpaid distributions in respect of the Series C Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series C Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series C Redemption Price.

     (d) STATUS OF REDEEMED OR REPURCHASED STOCK. Any Series C Preferred Stock that shall at any time have been redeemed or repurchased shall, after such redemption, have the status of authorized but unissued Series C Preferred Stock, until such shares are once more designated as part of a particular class or series by the Board of Directors.

     Section 6. VOTING  RIGHTS.   (a)   GENERAL.   Holders   of  the  Series  C
Preferred Stock will not have any voting rights, except as set forth below.

     (b) RIGHT TO ELECT DIRECTORS. (i) If at any time distributions shall be in arrears with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series C Preferred Units prior to the exchange into Series C Preferred Stock), whether or not consecutive, and shall not have been paid in full
(a "PREFERRED DISTRIBUTION DEFAULT"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series C Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "PREFERRED STOCK DIRECTORS") at a special meeting called in accordance with Section 6(b)(ii) at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series C Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

           (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation may, and, upon written request (addressed to the Secretary at the principal office of the Corporation) of holders of record of at least 10% of the outstanding shares of Series C Preferred Stock, shall, call or cause to be called a special meeting of the holders of Series C Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "PARITY SECURITIES") by notice in accordance with the By-laws of the Corporation for a special meeting of the Stockholders or as required by law to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series C Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice

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of a special meeting has been  given  but  before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Stock that would have been entitled to vote at such special meeting.

           (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series C Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series C Preferred Stock shall be divested of the voting rights set forth in SECTION 6(B) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in SECTION 6(B) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in SECTION 6(B) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     (c) CERTAIN VOTING RIGHTS. So long as any Series C Preferred Stock or Series C Preferred Units exchangeable into Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time
(i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series C Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles Supplementary) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof unchanged, or
(b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series C Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series C Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Stock; and provided, further, that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series C Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with

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the Series C Preferred Stock with respect  to  payment  of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation,
shall  not  be  deemed  to  materially  and  adversely   affect   such  rights,
preferences, privileges or voting powers.

     Section 7. NO CONVERSION RIGHTS. The holders of the Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

     Section 8. NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.

     Section 9. NO PREEMPTIVE RIGHTS. No holder of the Series C Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

     FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FIFTH: The terms of the Series C Preferred Stock set forth in Article THIRD hereof (with any appropriate changes in paragraph designations) shall become Article SIXTH, Section (i) of the Charter.

      IN WITNESS WHEREOF, JP Realty, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 1, 2000.



     WITNESS:                               JP REALTY, INC.



 /s/ PAUL K. MENDENHALL                     By: /s/ G. REX FRAZIER
------------------------------              ---------------------------
Paul K. Mendenhall                              G. Rex Frazier







     THE UNDERSIGNED, President of JP Realty, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                            By:  /s/ G. REX FRAZIER
                                                -----------------------
                                                 G. Rex Frazier